Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the use of our report dated March 14, 2025, with respect to the consolidated financial statements of GRI Bio, Inc. for the years ended December 31, 2024 and 2023, and for each of the years then ended in its Registration Statement on Form S-1. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1.
/s/ Sadler, Gibb & Associates, LLC
Draper, UT
December 8, 2025